Exhibit 99.1

Contacts:	Investors/Analysts
Tiffany Louder Alliance Data 214-494-3048 Tiffany.Louder@alliancedata.com Media Shelley Whiddon Alliance Data 214-494-3811 Shelley.Whiddon@alliancedata.com

Alliance Data Reports Full-Year 2018 Results

•	Revenue Increases 1 Percent to $7.8 Billion
o Pro Forma Revenue Increases 5 Percent to $8.1 Billion
•	EPS Increases 24 Percent to $17.49
•	Core EPS Increases 17 Percent to $22.72
•	Quarterly Dividend Increases to $0.63 per Share

Plano, TX, February 7, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced results for the year ended December 31, 2018.

SUMMARY	Quarter Ended December 31,			Year Ended December 31,
(in millions, except per share amounts)	2018	2017	% Change	2018	2017	% Change
Revenue	$2,056	$2,106	-2%	$7,791	$7,719	+1%
Pro forma revenue	$2,125	$2,106	+1%	$8,075	$7,719	+5%
Net income	$285	$271	+5%	$963	$789	+22%
Net income per diluted share (“EPS”)	$5.25	$4.88	+8%	$17.49	$14.10	+24%
Diluted shares outstanding	54.2	55.6		55.1	55.9
*******************************
Supplemental Non-GAAP Metrics (a):
Adjusted EBITDA	$715	$598	+20%	$2,466	$2,218	+11%
Adjusted EBITDA, net of funding costs (“adjusted EBITDA, net”)	$608	$514	+18%	$2,080	$1,937	+7%
Core earnings per diluted share (“core EPS”)	$7.04	$6.26	+12%	$22.72	$19.35	+17%

(a)	See “Financial Measures” for a discussion of non-GAAP financial measures.

Alliance Data Systems Corporation
February 7, 2019

Ed Heffernan, president and chief executive officer of Alliance Data, commented, “Pro forma revenue increased 5 percent to $8.1 billion for 2018, below our expectations due to strategic re-positioning at Card Services and softness at Epsilon®. Conversely, core EPS increased 17 percent to $22.72 for 2018 reaching the middle of our initial guidance range.

“During the third quarter earnings call, we outlined our plan to shift to more attractive growth verticals and clients within our Card Services segment. While this strategic shift creates pressure on credit card receivables growth for 2019, it should over time facilitate higher receivables growth rates and stabilize or improve principal loss and delinquency rates. During the year, we moved aggressively towards that goal as we sold $1.2 billion of credit card receivables and added $925 million to credit card receivables held-for-sale at year-end, both related to non-strategic clients.”

Heffernan continued: “Regarding Epsilon, we recently received preliminary bids and the process continues to move forward as expected.”

CONSOLIDATED RESULTS

FOURTH-QUARTER CONSOLIDATED RESULTS

Revenue decreased 2 percent to $2.06 billion for the fourth quarter of 2018. Pro forma revenue − which adjusts for the change to net revenue presentation for AIR MILES® effective January 1, 2018 − increased 1 percent to $2.13 billion. EPS increased 8 percent to $5.25, while core EPS increased 12 percent to $7.04 for the fourth quarter of 2018. The effective tax rate for EPS was approximately 28 percent, compared to approximately 11 percent for the fourth quarter of 2017, which benefitted from the revaluation of certain deferred tax liabilities as a result of tax reform legislation. Adjusted EBITDA, net increased 18 percent to $608 million for the fourth quarter of 2018, driven by double-digit growth in the Card Services segment.

FULL-YEAR CONSOLIDATED RESULTS

Revenue increased 1 percent to $7.79 billion, while pro forma revenue increased 5 percent to $8.08 billion. EPS increased 24 percent to $17.49, while core EPS increased 17 percent to $22.72 for 2018. Adjusted EBITDA, net increased 7 percent to $2.08 billion.

Alliance Data Systems Corporation
February 7, 2019

FULL-YEAR SEGMENT RESULTS
	Year Ended December 31,
(in millions)	2018	2017	% Change
Revenue:
LoyaltyOne®	$1,068	$1,304
ASC 606 adjustment (a)	284	—
LoyaltyOne pro forma revenue	1,352	1,304	+4%

Epsilon	2,175	2,272	-4%
Card Services	4,598	4,171	+10%
Corporate/other and eliminations	(50)	(28)
Total pro forma revenue	$8,075	$7,719	+5%

Adjusted EBITDA, net:
LoyaltyOne	$254	$257	-1%
Epsilon®	475	476	—%
Card Services	1,496	1,345	+11%
Corporate/other	(145)	(141)
Total adjusted EBITDA, net	$2,080	$1,937	+7%

(a)	Represents classification of certain redemption revenue recorded net upon the adoption of ASC 606, Revenue from Contracts with Customers, January 1, 2018.

LoyaltyOne®: Pro forma revenue increased 4 percent to $1.35 billion and adjusted EBITDA decreased 1 percent to $254 million for the year ended December 31, 2018. AIR MILES reward miles issued were flat for the year due to a pullback in promotional activity by our sponsors in the fourth quarter of 2018.  BrandLoyalty returned to double-digit revenue growth for the year, but adjusted EBITDA was essentially flat, a result of lower margin programs in key markets and weakened performance in Asia.

Epsilon: Revenue decreased 4 percent to $2.18 billion while adjusted EBITDA was flat at $475 million for the year ended December 31, 2018. Revenue decreased $97 million from 2017 due to a decline in lower margin agency and site-based display product offerings. All other product offerings were essentially flat for the year. Adjusted EBITDA margins expanded 100 basis points to 22 percent for the year, due to the favorable shift in revenue mix.

Card Services: Revenue increased 10 percent to $4.6 billion and adjusted EBITDA, net increased 11 percent to $1.5 billion for the year. The loan loss provision decreased 11 percent to $1.02 billion as a result of an approximate 3 percent decline in reservable card receivables and improving principal loss rate trends. Reservable card receivables decreased primarily due to the sale of $1.2 billion in card receivables and a $925 million increase in held-for-sale receivables. Held-for-sale receivables are removed from credit card receivables and the related allowance for loan loss. In addition, no provision expense is recognized after the reclassification to held-for-sale. Rather, the market value of these receivables is continuously adjusted through a charge recorded in operating expenses, which aggregated $102 million in 2018.

Alliance Data Systems Corporation
February 7, 2019

Average credit card receivables increased 8 percent for the year, but decreased 3 percent in the fourth quarter due to both portfolio divestitures and reclassification of non-strategic portfolios to held-for-sale.

2019 Guidance

Revenue of $8.1 billion, representing a 4 percent increase over 2018. Core EPS of $22.00, down 3 percent compared with 2018. The core EPS growth rate is muted − especially in the first-half of 2019 − as the Company completes the divestiture of non-strategic held-for-sale portfolios, which began in the second-half of 2018.

Revenue and core EPS for the first quarter of 2019 are expected to be down mid single-digits and high single-digits, respectively, due to the impact on credit card receivables growth discussed above.

All guidance measures are subject to adjustment due to potential divestiture of Epsilon, any potential gain from divestiture and the related use of proceeds.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic evaluations, potential transactions and the use of expected proceeds thereof, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the structure and timing of any transaction involving Epsilon, whether and on what terms a transaction will be completed, the possibility that closing conditions for a transaction may not be satisfied or waived, the impact of our strategic evaluations and any transaction on us or our business if a transaction is completed, and whether the benefits of a transaction can be achieved.

Alliance Data Systems Corporation
February 7, 2019

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, strategic transaction costs, amortization of debt issuance and hedging costs. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations.

Reconciliation of Non-GAAP Financial Measures

Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release in both the News and Investors sections on the Company’s website (www.alliancedata.com). No reconciliation is provided with respect to forward-looking annual guidance for 2019 core EPS as the Company cannot reliably predict all necessary components or their impact to reconcile core EPS to GAAP EPS without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on the Company’s future results.

The financial measures presented are consistent with the Company’s historical financial reporting practices. Core earnings and core EPS represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.

Conference Call

Alliance Data will host a conference call on Thursday, February 7, 2019 at 8:30 a.m. (Eastern Time) to discuss the Company’s year-end 2018 results. The conference call will be available via the Internet at www.alliancedata.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.

Alliance Data Systems Corporation
February 7, 2019

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter “9274238”. The replay will be available at approximately 11:45 a.m. (Eastern Time) on Thursday, February 7, 2019.

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Alliance Data Systems Corporation
February 7, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$2,055.9	$2,106.2	$7,791.2	$7,719.4
Operating expenses:
Cost of operations	1,191.0	1,188.1	4,393.6	4,436.2
Provision for loan loss	169.6	332.2	1,016.0	1,140.1
Depreciation and amortization	121.1	123.2	487.3	497.6
Total operating expenses	1,481.7	1,643.5	5,896.9	6,073.9
Operating income	574.2	462.7	1,894.3	1,645.5
Interest expense, net:
Securitization funding costs	56.8	46.7	220.2	156.6
Interest expense on deposits	50.0	37.2	165.7	125.1
Interest expense on long-term and other debt, net	70.0	72.5	284.7	282.7
Total interest expense, net	176.8	156.4	670.6	564.4
Income before income tax	$397.4	$306.3	$1,223.7	$1,081.1
Income tax expense	112.5	35.0	260.6	292.4
Net income	$284.9	$271.3	$963.1	$788.7

Per share data:

Weighted average shares outstanding – basic	54.0	55.3	54.9	55.7
Weighted average shares outstanding – diluted	54.2	55.6	55.1	55.9

Basic – Net income	$5.28	$4.91	$17.56	$14.17
Diluted – Net income	$5.25	$4.88	$17.49	$14.10

Alliance Data Systems Corporation
February 7, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2018	December 31, 2017

Assets
Cash and cash equivalents	$3,863.1	$4,190.0
Credit card and loan receivables:
Credit card and loan receivables	17,855.0	18,613.8
Allowance for loan loss	(1,038.3)	(1,119.3)
Credit card and loan receivables, net	16,816.7	17,494.5
Credit card and loan receivables held for sale	1,951.6	1,026.3
Redemption settlement assets, restricted	558.6	589.5
Intangible assets, net	539.7	800.6
Goodwill	3,841.0	3,880.1
Other assets	2,817.0	2,703.8
Total assets	$30,387.7	$30,684.8

Liabilities and Stockholders’ Equity
Deferred revenue	$875.3	$966.9
Deposits	11,793.7	10,930.9
Non-recourse borrowings of consolidated securitization entities	7,651.7	8,807.3
Long-term and other debt	5,737.9	6,079.6
Other liabilities	1,997.0	2,044.8
Total liabilities	28,055.6	28,829.5
Stockholders’ equity	2,332.1	1,855.3
Total liabilities and stockholders’ equity	$30,387.7	$30,684.8

Alliance Data Systems Corporation
February 7, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Year Ended December 31,
	2018	2017 (1)

Cash Flows from Operating Activities:
Net income	$963.1	$788.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	487.3	497.6
Deferred income taxes	16.3	(113.8)
Provision for loan loss	1,016.0	1,140.1
Non-cash stock compensation	80.8	75.1
Amortization of deferred financing costs	47.3	44.0
Change in operating assets and liabilities	(184.2)	84.3
Originations of loan receivables held for sale	(4,799.0)	(8,709.4)
Sales of loan receivables held for sale	4,928.8	8,651.9
Other	198.5	140.6
Net cash provided by operating activities	2,754.9	2,599.1

Cash Flows from Investing Activities:
Change in redemption settlement assets	(42.2)	(231.3)
Change in credit card and loan receivables	(2,749.6)	(3,600.2)
Sale of credit card and loan portfolios	1,153.5	797.7
Payment for acquired business, net of cash acquired	—	(945.6)
Capital expenditures	(199.8)	(225.4)
Other	(33.9)	(63.3)
Net cash used in investing activities	(1,872.0)	(4,268.1)

Cash Flows from Financing Activities:
Borrowings under debt agreements	4,575.3	7,696.7
Repayments of borrowings	(4,893.0)	(7,341.4)
Net increase in deposits	864.1	2,543.2
Non-recourse borrowings of consolidated securitization entities	3,714.6	5,172.5
Repayments/maturities of non-recourse borrowings of consolidated securitization entities	(4,871.0)	(3,320.3)
Payment of deferred financing costs	(25.8)	(65.7)
Purchase of treasury shares	(443.2)	(553.7)
Dividends paid	(125.2)	(115.5)
Other	(13.7)	(10.9)
Net cash (used in) provided by financing activities	(1,217.9)	4,004.9

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12.0)	10.3
Change in cash, cash equivalents and restricted cash	(347.0)	2,346.2
Cash, cash equivalents and restricted cash at beginning of period	4,314.7	1,968.5
Cash, cash equivalents and restricted cash at end of period	$3,967.7	$4,314.7

(1)
Adjusted to reflect the adoption of Accounting Standards Update (“ASU”) 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash.” The effect of the adoption of the standard was to include restricted cash and restricted cash equivalents at the beginning-of-period and end-of-period cash and cash equivalents totals.

Alliance Data Systems Corporation
February 7, 2019

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Segment Revenue:
LoyaltyOne	$333.3	$385.3	(13)%	$1,068.4	$1,303.5	(18)%
Epsilon	613.9	640.3	(4)	2,175.1	2,272.1	(4)
Card Services	1,131.1	1,087.0	4	4,597.6	4,170.6	10
Corporate/Other	0.2	0.6	nm*	0.6	0.6	nm*
Intersegment Eliminations	(22.6)	(7.0)	nm*	(50.5)	(27.4)	nm*
Total	$2,055.9	$2,106.2	(2)%	$7,791.2	$7,719.4	1%

Segment Adjusted EBITDA, net:
LoyaltyOne	$67.4	$80.3	(16)%	$254.2	$256.7	(1)%
Epsilon	151.3	158.9	(5)	475.1	475.7	—
Card Services	427.4	311.4	37	1,496.0	1,344.9	11
Corporate/Other	(37.8)	(37.0)	2	(145.5)	(140.8)	3
Total	$608.3	$513.6	18%	$2,079.8	$1,936.5	7%

Key Performance Indicators:
Credit sales	$8,953	$9,555	(6)%	$30,702	$31,002	(1)%
Credit sales - active	$8,194	$7,698	6%	$26,909	$24,036	12%
Average receivables	$16,775	$17,367	(3)%	$17,412	$16,186	8%
Gross yield	23.6%	23.6%	—%	24.5%	24.9%	(0.4)%
Net principal loss rate	5.5%	6.0%	(0.5)%	6.1%	6.0%	0.1%
Delinquency rate	5.7%	5.1%	0.6%	5.7%	5.1%	0.6%
AIR MILES reward miles issued	1,468	1,540	(5)%	5,500	5,524	—%
AIR MILES reward miles redeemed	1,160	1,187	(2)%	4,482	4,552	(2)%

* nm-not meaningful

Alliance Data Systems Corporation
February 7, 2019

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Adjusted EBITDA and Adjusted EBITDA, net:
Net income	$284.9	$271.3	$963.1	$788.7
Income tax expense	112.5	35.0	260.6	292.4
Total interest expense, net	176.8	156.4	670.6	564.4
Depreciation and other amortization	50.2	46.5	196.1	183.1
Amortization of purchased intangibles	70.9	76.7	291.2	314.5
Stock compensation expense	16.5	11.6	80.8	75.1
Strategic transaction costs (1)	3.3	—	3.3	—
Adjusted EBITDA	$715.1	$597.5	$2,465.7	$2,218.2
Less: Funding costs (2)	106.8	83.9	385.9	281.7
Adjusted EBITDA, net of funding costs	$608.3	$513.6	$2,079.8	$1,936.5

Core Earnings:
Net income	$284.9	$271.3	$963.1	$788.7
Add back: non-cash/ non-operating items:
Stock compensation expense	16.5	11.6	80.8	75.1
Amortization of purchased intangibles	70.9	76.7	291.2	314.5
Non-cash interest (3)	11.0	11.7	47.3	47.1
Strategic transaction costs (1)	3.3	—	3.3	—
Income tax effect (4)	(4.9)	(23.1)	(134.6)	(143.5)
Core earnings	$381.7	$348.2	$1,251.1	$1,081.9

Weighted average shares outstanding – diluted	54.2	55.6	55.1	55.9
Core earnings per share – diluted	$7.04	$6.26	$22.72	$19.35

(1)	Represents expenditures directly associated with strategic alternatives related to Epsilon.
(2)	Represents interest expense on deposits and securitization funding costs.
(3)	Represents amortization of debt issuance and hedging costs.
(4)	Represents the tax effect for the related non-GAAP measure adjustments using the effective tax rate for each respective period.

Alliance Data Systems Corporation
February 7, 2019

	Three Months Ended December 31, 2018
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$45.1	$70.8	$506.3	$(48.0)	$574.2
Depreciation and amortization	20.3	73.7	25.1	2.0	121.1
Stock compensation expense	2.0	6.8	2.8	4.9	16.5
Strategic transaction costs	—	—	—	3.3	3.3
Adjusted EBITDA	67.4	151.3	534.2	(37.8)	715.1
Less: Funding costs	—	—	106.8	—	106.8
Adjusted EBITDA, net	$67.4	$151.3	$427.4	$(37.8)	$608.3

	Three Months Ended December 31, 2017
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$57.7	$77.4	$370.2	$(42.6)	$462.7
Depreciation and amortization	21.6	76.0	23.6	2.0	123.2
Stock compensation expense	1.0	5.5	1.5	3.6	11.6
Adjusted EBITDA	80.3	158.9	395.3	(37.0)	597.5
Less: Funding costs	—	—	83.9	—	83.9
Adjusted EBITDA, net	$80.3	$158.9	$311.4	$(37.0)	$513.6

	Year Ended December 31, 2018
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$159.4	$147.2	$1,767.5	$(179.8)	$1,894.3
Depreciation and amortization	84.8	293.7	101.1	7.7	487.3
Stock compensation expense	10.0	34.2	13.3	23.3	80.8
Strategic transaction costs	—	—	—	3.3	3.3
Adjusted EBITDA	254.2	475.1	1,881.9	(145.5)	2,465.7
Less: Funding costs	—	—	385.9	—	385.9
Adjusted EBITDA, net	$254.2	$475.1	$1,496.0	$(145.5)	$2,079.8

	Year Ended December 31, 2017
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$167.0	$134.5	$1,517.4	$(173.4)	$1,645.5
Depreciation and amortization	81.7	309.7	98.4	7.8	497.6
Stock compensation expense	8.0	31.5	10.8	24.8	75.1
Adjusted EBITDA	256.7	475.7	1,626.6	(140.8)	2,218.2
Less: Funding costs	—	—	281.7	—	281.7
Adjusted EBITDA, net	$256.7	$475.7	$1,344.9	$(140.8)	$1,936.5